Exhibit 10.14

Baker Hughes Company Director Deferred Stock Unit Award Agreement For

[●] (“Participant”)

1.Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Baker Hughes Company 2026 Long-Term Incentive Plan (the “Plan”), a copy of which will be furnished upon request.

2.Grant. The Board of Directors (the “Board”) of Baker Hughes Company (the “Company”) has granted Deferred Stock Units (“DSUs”) to Participant on [●] (the “Grant Date”). Each DSU entitles Participant to receive from the Company one share of Class A common stock of the Company, par value $0.0001 per share (“Share”), upon settlement. Each DSU will be fully vested on the Grant Date.

3.Plan Terms. This Award is subject to the terms of the Plan, which terms are incorporated by reference. For the avoidance of doubt, this Award is an award of restricted stock units granted to Participant pursuant to Section 6(c) of the Plan.

4.No Ownership Rights Prior to Issuance of Common Stock. Participant shall not have any rights as a stockholder of the Company with respect to the Shares underlying the DSUs, including but not limited to the right to vote with respect to such Shares, until and after such Shares have been actually issued to Participant and transferred on the books and records of the Company.

5.Delivery of Shares of Common Stock. Within 30 days following the date of Participant’s “retirement” from the Board, the Company shall cause to be delivered to Participant the full number of Shares underlying the DSUs, together with all accrued Dividend Equivalents, subject to satisfaction of any applicable tax withholding pursuant to Section 8(d) of the Plan. For purposes of this Award, “retirement” from the Board means separation from service (as a director, employee and all other service provider relationships) with the Company under any circumstances, including due to death or disability (within the meaning of Section 409A of the Code). For the avoidance of doubt, a separation from service must meet the requirements of a “separation from service” within the meaning of Section 409A of the Code.

6.Administration Pursuant to Deferral Plan. Until settled in Shares pursuant to Section 5 above (or such earlier time as may be specified pursuant to the Baker Hughes Company Non-Employee Director Deferral Plan, as amended and restated, effective May 19, 2026 (the “Deferral Plan”)), each DSU shall be credited as an additional Deferral to Participant’s Account (each as defined in the Deferral Plan) as an additional notional deferred Share with a Deferral Date (as defined in the Deferral Plan) as of the Grant Date, and after the Deferral Date will accrue additional notional Shares as of the date any dividends are paid with respect to the credited Shares in accordance with Section 5(c) of the Deferral Plan. The distribution timing specified in Section 5 will be the regular distribution timing for deferred Shares credited in respect of this grant of DSUs for purposes of Section 4(a) of the Deferral Plan.

7.Electronic Delivery. Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company and its Subsidiaries or affiliated companies may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or a website of the Company’s agent administering the Plan. By accepting this Award, Participant also hereby consents to participate in the Plan through such system, intranet, or website, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

8.Nontransferability. This Award and this Agreement are not transferable or assignable by Participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order.

9.Data Privacy. Section 8(p) of the Plan is hereby incorporated herein by reference. To the extent any applicable data protection law (including the European Union or United Kingdom General Data Protection Regulation) imposes requirements that conflict with or are more protective than the provisions of this Agreement or Section 8(p) of the Plan, such applicable data protection law shall control.

10.Entire Agreement. This Award Agreement, the Plan, the Deferral Plan, country specific addendums and the rules and procedures adopted by the Board contain all of the provisions applicable to the DSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to Participant.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.